UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2016

ARIAD Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36172	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 494-0400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On June 4, 2016, ARIAD Pharmaceuticals, Inc. (the “Company”) issued the first of three press releases announcing data presented at the 2016 American Society of Clinical Oncology (ASCO) Annual Meeting in Chicago, Illinois. This press release detailed updated clinical data on the Company’s investigational tyrosine kinase inhibitor (TKI), brigatinib, in patients with anaplastic lymphoma kinase-positive (ALK+) advanced non-small cell lung cancer (NSCLC) from an ongoing Phase 1/2 trial. The current results include more mature efficacy and safety data for brigatinib, including updated response rates and median duration of response in ALK+ NSCLC patients. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01of this Current Report on Form 8-K.

On June 4, 2014, the Company issued a second press release announcing clinical data from an analysis aimed at characterizing the activity of brigatinib in patients with ALK+ advanced NSCLC who have progressed on crizotinib. The analysis was based on ALK mutation status as determined by next-generation sequencing of tumor tissue collected from the ongoing Phase 1/2 and ALTA clinical trials. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 8.01of this Current Report on Form 8-K.

On June 6, 2014, the Company issued its third and final press release from ASCO announcing updated clinical data on brigatinib from the pivotal ALTA trial in patients who had experienced disease progression on crizotinib therapy. The data show that, of patients on the 180 mg regimen (Arm B) with a median follow-up of 8.3 months, 54 percent achieved a confirmed objective response, the trial’s primary endpoint. In this arm, the median progression free survival (PFS) exceeded one year (12.9 months) in this post-crizotinib setting. Additionally, a 67 percent confirmed intracranial objective response rate (ORR) was achieved in patients with measurable brain metastases. These data were presented for the first time on June 6th at ASCO, reflecting an additional 12 weeks of patient follow up and new data on central nervous system (CNS) activity compared to the abstract released last month. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Press release dated June 4, 2016

99.2	Press release dated June 4, 2016

99.3	Press release dated June 6, 2016

The press releases may contain hypertext links to information on our websites. The information on our websites is not incorporated by reference into this Current Report on Form 8-K and does not constitute a part of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

By:	/s/ Manmeet S. Soni
Manmeet S. Soni
Executive Vice President, Chief Financial Officer

Date: June 7, 2016

Exhibit List

Exhibit	Description

99.1	Press release dated June 4, 2016

99.2	Press release dated June 4, 2016

99.3	Press release dated June 6, 2016